UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2007

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Howard Avenue
Suite 232
Des Plaines, Illinois 60018
(Address of Principal Executive Offices/Zip Code)

(847) 294-1600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 9.01. Financial Statements and Exhibits.

In connection with the events reported in Wako Logistic Group, Inc.’s (“WLG” or the “Company”) Form 8-K filed with the Commission on August 3, 2007, WLG is filing the following financial statements of its subsidiary, World Commerce Service, LLC (“WCS”), and certain pro forma financial information, as required pursuant to Item 9.01 of Form 8-K herewith:

(a)	Audited Financial Statements of WCS for its fiscal years ended December 31, 2006 and 2005; and

(b)	Unaudited Pro forma financial information reflecting the acquisition of WCS by WLG, presented as required pursuant to Article 11 of Regulation S-X.

(d)	Exhibits

Exhibit
Number	Exhibit Description

23.1	Consent of Pasquesi Sheppard LLC

99.1	Audited Financial Statements of WCS for its fiscal years ended December 31, 2006 and 2005

99.2	Unaudited Pro forma financial information reflecting the acquisition of WCS by WLG, presented as required pursuant to Article 11 of Regulation S-X.

Information regarding WLG is contained in WLG’s latest quarterly report on Form 10-Q filed with the SEC and is available at www.sec.gov.

This Current Report on Form 8-K/A may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: October 14, 2007	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer